                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY                                   JURISDICTION OF INCORPORATION
------------------                                   -----------------------------
Southern Health Systems, Inc.                        Tennessee
Nova Factor, Inc.                                    Tennessee
Hemophilia Health Services, Inc.                     Tennessee
Pharmacare Resources, Inc.                           New York
Sunrise Health Management, Inc.                      Georgia
BioPartners In Care, Inc.                            Missouri
Accredo Therapeutics, Inc.                           Delaware
Gentiva Health Services (Infusion), Inc.             Delaware